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                                                                     EXHIBIT 4.2

                    CERTIFICATE OF INCREASE OF DESIGNATED
                            SHARES OF COMMON STOCK
              TO THE CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
              PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
             AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS
              LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING
                      CHARACTERISTICS OF COMMON STOCK OF
                         MATERIAL SCIENCES CORPORATED

                                  * * * * *

        Adopted in accordance with the provisions of (S)151(g) of the General Corporation Law of the State of Delaware

                                   * * * * *

          The undersigned, being the duly elected and qualified Vice President, Chief Financial Officer and Secretary of Material Sciences Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST:    The Certificate of Incorporation of the Corporation, as
amended, provides for the issuance of a series of Common Stock, par value $0.02 per share (the "Common Stock").

          SECOND:   The Board of Directors of the Corporation has adopted a
resolution authorizing an increase in the number of shares designated as Common Stock from 20,000,000 to 40,000,000.

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of increase is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 5th day of August, 1997.

                                         MATERIAL SCIENCES CORPORATION,
                                         a Delaware corporation

                                     By: /s/ James J. Waclawik, Sr.
                                         ---------------------------------------
                                         James J. Waclawik, Sr.
                                         Vice President, Chief Financial Officer
                                         and Secretary